As Filed with the Securities Exchange Commission on November 12, 2013

Registration No. 333-164754

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FactorShares 2X: S&P500 Bull/TBond Bear

(Exact name of registrant as specified in its charter)

Delaware (State of Organization)	6799 (Primary Standard Industrial Classification Number)	80-0561294 (I.R.S. Employer Identification Number)

c/o Factor Capital Management, LLC 25 DeForest Avenue, Suite 203 Summit, New Jersey 07901 (908) 897-0510		Samuel Masucci, III c/o Factor Capital Management, LLC 25 DeForest Avenue, Suite 203 Summit, New Jersey 07901 (908) 897-0510
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Schmidtberger, Esq. James C. Munsell, Esq. Sidley Austin llp 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public:
As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

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EXPLANATORY NOTE

Deregistration of Unsold Securities

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-164754) is being filed to remove from registration all of the securities that remain unsold thereunder as of the termination of the offering in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K. The registrant expects that the offering will be terminated on November 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant, has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Summit, state of New Jersey, on the 12th day of November, 2013.

FactorShares 2X: S&P500 Bull/TBond Bear

By: Factor Capital Management, LLC
its Managing Owner

By: /s/ Samuel Masucci, III
Name: Samuel Masucci, III
Title: Chairman and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant, in the capacities and on the date indicated.

Factor Capital Management, LLC, Managing Owner of the Registrant
/s/ Samuel Masucci, III Name: Samuel Masucci, III	Chairman and Principal Executive Officer	November 12, 2013
/s/ David H. Weissman Name: David H. Weissman	Chief Compliance Officer	November 12, 2013
/s/ Mary Byra Name: Mary Byra	Principal Financial Officer	November 12, 2013

(Being principal executive officer, the principal financial and accounting officer and all of the managers of the Board of Managers of Factor Capital Management, LLC)

Factor Capital Management, LLC, Managing Owner Of the Registrant
/s/ Samuel Masucci, III Name: Samuel Masucci, III	Chairman and Principal Executive Officer	November 12, 2013
/s/ David H. Weissman Name: David H. Weissman	Chief Compliance Officer	November 12, 2013
/s/ Mary Byra Name: Mary Byra	Principal Financial Officer	November 12, 2013